Exhibit 23.01

                                     CONSENT

We have issued our report dated September 22, 2000, accompanying the consolidated financial statements included in the Annual Report of Lifschultz Industries, Inc. on Form 10-KSB for the year ended July 31,
2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Lifschultz Industries, Inc. on Form S-8 (File No. 333-05487, effective June 26, 1996 and File No. 333-31150, effective February 25, 2000).


                                                      /s/ GRANT THORNTON LLP
                                                      ----------------------
                                                      GRANT THORNTON LLP


Provo, Utah
September 22, 2000